Euoko, Inc.
314-837 Hastings St. W., Vancouver, BC, Canada V6C 3N6

Brandon C. Truaxe
Suite 2307, 18 Yorkville Ave,
Toronto, Ontario M4W 3Y8

Julio Torres
Suite 2712, 235 Bloor Street East
Toronto, Ontario M4W 3Y3

CMMG Finance Inc.
5733 Victoria Drive,
Vancouver, BC V5P 3W5

November 23, 2007

Dear Sirs:

Re: Amended and Restated Share Exchange Agreement (the “Agreement”) among us, dated effective July 23, 2007

This letter is to inform and obtain the written consent to the parties to the Agreement.

Please note the following:

1. We intend to enter into a share purchase agreement with CMMG Finance to purchase 100% of the issued and outstanding shares of Hewitt-Vevey Pharma Sciences Ltd. in consideration for the sum of $170,000;

2. We intend to close this share purchase agreement with CMMG Finance by the end of 2007 and possibly sooner; and,

3. Although the Closing of the Agreement has passed, all of the parties to the Agreement agree that the Closing will occur later on, on or about January 31, 2008, and that the Agreement is of full force and effect.

Thank you very much for your attention. Please sign the acknowledgement and consent below and return your signature to Euoko, Inc.

Yours truly,

/s/ Euoko, Inc.

Euoko, Inc.

I hereby acknowledge, agree and accept the above and provide my written consent this ____ day of November, 2007.

/s/ Brandon C. Truaxe
Brandon C. Truaxe

/s/ Julio Torres
Julio Torres

/s/ CMMG Finance Inc.
CMMG Finance Inc.